                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with Amendment No. 1 to the Quarterly Report of Universal Display Corporation (the "Company") on Form 10-Q for the period ended March 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Sidney D. Rosenblatt, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





August 6, 2002                                 /s/ Sidney D. Rosenblatt
                                            ------------------------------------
                                            Sidney D. Rosenblatt
                                            Executive Vice President, Chief
                                            Financial Officer, Treasurer and
                                            Secretary